Exhibit 99.1

Press Release

FOR RELEASE ON MONDAY, OCTOBER 4
Contact: Lynda L. Glass
717.339.5085

ADAMS COUNTY NATIONAL BANK

IS NOW ACNB BANK

GETTYSBURG, PA, October 4—On Monday, October 4, 2010, Adams County National Bank completed the process of converting from a national banking association to a Pennsylvania state-chartered bank and trust company with the filing and effectiveness of its Articles of Conversion with the Pennsylvania Department of State.  Accordingly, Adams County National Bank is now ACNB Bank.

“I’m proud to announce the change to ACNB Bank,” stated Thomas A. Ritter, President & CEO of ACNB Corporation and ACNB Bank.  “It was a deliberate strategic decision to convert from a national bank to a Pennsylvania state-chartered bank and trust company, which also necessitated the removal of the word ‘National’ from our name.  We believe a state bank charter serves the needs of a community bank like ours more effectively.  The Pennsylvania Department of Banking focuses solely on Pennsylvania financial institutions, so we anticipate a better understanding of our organization and the environment in which we operate, as well as an enhanced level of service and communication.”

Although the name on the Bank’s signs and documents has changed, everything else remains the same.  FDIC insurance coverage continues unchanged, and the same staff members continue to serve customers within the Bank’s offices.  “Most important,” Mr. Ritter noted, “our customers, shareholders and the general public can rest assured that the Bank has not been acquired or bought.  We are still an independent community bank—the only one locally headquartered in Gettysburg, PA.  The change to ACNB Bank is indicative of our plans for a healthy future—a future of growth and independence.”

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“Frankly,” he continued, “we’ve been thinking of changing our name for some time. We now serve customers in four counties—Adams, Cumberland, York and Franklin—and the name of Adams County National Bank no longer served us well as we continue to expand beyond Adams County.  Plus, the brand name of ACNB Bank is consistent with our financial holding company name of ACNB Corporation and its stock symbol of ACNB.  ACNB is what our customers have been calling us for years. It simply makes sense to rename ourselves as ACNB Bank.”

ACNB Corporation, headquartered in Gettysburg, PA, is the financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD.  Originally founded in 1857, ACNB Bank serves its marketplace via a network of 19 retail banking offices located throughout Adams County, PA, as well as in Dillsburg and Hanover, York County, PA, and in Newville, Cumberland County, PA.  In addition, the Bank operates loan offices in Hanover, York County, and Chambersburg, Franklin County, PA.  Russell Insurance Group, Inc. offers a broad range of commercial and personal insurance lines with licenses in 36 states, including Pennsylvania and Maryland, through offices in Westminster, Carroll County, and Germantown, Montgomery County, MD.  On June 30, 2010, total assets of ACNB Corporation were $978 million.

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ACNB #2010-12

October 4, 2010

In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas.  Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. We caution readers not to place undue reliance on these forward-looking statements. They only reflect management’s analysis as of this date. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of new laws and regulations, specifically the impact of the Dodd-Frank Wall Street Reform and

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Consumer Protection Act; ineffectiveness of the business strategy due to changes in current or future market conditions; the effects and unanticipated expenses related to the charter conversion of our banking subsidiary from a federal to a state charter; the effects of economic deterioration on current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; the inability to achieve acquisition-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from the transaction making it more difficult to maintain relationships with customers and employees, and challenges in establishing and maintaining operations in new markets; volatilities in the securities markets; and, deteriorating economic conditions. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the Securities and Exchange Commission, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the Securities and Exchange Commission.